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Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Numbers 333-118909 and 333-125810 on Form S-8 of our reports dated May 1, 2008, with respect to the financial statements and schedule of Gander Mountain Company and the effectiveness of internal control over financial reporting, included in the Annual Report (Form 10-K) for the year ended February 2, 2008.

/s/ Ernst & Young LLP
Minneapolis, Minnesota
May 1, 2008

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm